exhibit 10.4

BriDGEline Digital, inc.

First amendment to

Security AGREEMENT

This First Amendment to the Security Agreement, dated as of November 6, 2013 (the “Amendment”), amends the Security Agreement, dated as of September 30, 2013, made by Bridgeline Digital, Inc., a Delaware corporation (the “Borrower”), in favor of Taglich Brothers, Inc., a New York corporation, in its capacity as collateral agent (in such capacity, the “Collateral Agent”) for the lenders listed on Schedule 1 attached thereto (the “Lenders”) (the “Security Agreement”). Capitalized terms used but not defined herein shall have the meanings set forth in the Security Agreement.

WHEREAS, the Borrower and Investors party to the Purchase Agreement on September 30, 2013 have approved an increase in the amount offered under the Borrower’s convertible note financing from a maximum offering of $2,000,000 in original principal amount to a maximum offering of $3,000,000 in original principal amount;

WHEREAS, Section 13 of the Security Agreement provides that the Security Agreement may not be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Borrower and the Collateral Agent; and

WHEREAS, the Borrower and Collateral Agent desire to amend the Security Agreement to reflect such increase.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree that the Security Agreement is amended as follows:

1.     Amendment to Schedule 1. That Schedule 1 to the Security Agreement be amended to include the New Investors.

2.     Amendment to Definitions. That the first sentence in Section 1 of the Security Agreement be amended and restated with the following: All terms used in this Agreement which are defined in the Note Purchase Agreement, dated September 30, 2013, by and among the Borrower, the Collateral Agent and the Investors, as amended (the “Purchase Agreement”), the Notes or in Articles 8 or 9 of the Code, and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

3.     No Other Amendments. Except as expressly provided in this Amendment, all of the terms and conditions of the Security Agreement remain in full force and effect.

4.     Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Amendment may also be executed via facsimile or by e-mail delivery of a “.pdf” format data file, which shall be deemed an original.

IN WITNESS WHEREOF, the Borrower has caused this Amendment to be duly executed and delivered in favor of the Collateral Agent on behalf of the Lenders.

BORROWER: BRIDGELINE DIGITAL, INC. By:/s/Michael D. Prinn Name: Michael D. Prinn Title: Executive Vice President and Chief Financial Officer

ACCEPTED BY:

TAGLICH BROTHERS, INC., as Collateral Agent

By:     /s/Robert C. Schroeder

Name: Robert C. Schroeder

Title: Vice President

Schedule 1

New Investors

ALBERT ESPOSITO & MARGARET ESPOSITO JTWROS

RICHARD A KRAEMER TRUST U A/D 12-23-96 RICHARD A KRAEMER TTEE

KEITH R SCHROEDER

DONALD C HOLLIDAY CLAUDIA A HOLLIDAY COMM PROP WROS

MICHAEL N TAGLICH

ROBERT F TAGLICH

DR RICHARD V NUTTALL & ANNETTA METS NUTTALL JTWROS

ROBERT W MAIN TTEE UNDER THE ROBERT W MAIN TRUST DTD 9/7/05

PHILLIP L BURNETT & ALLYSON BURNETT JTWROS

WILLIAM CHANEY TOD DTD 4/20/04

BIG RED INVESTMENTS PARTNERSHIP LTD

SCOT HOLDING INC

LAURA MACKEY

PAUL WERNER

KEITH BECKER

JOHN L PALAZZOLA

VITO S PORTERA REVOCABLE LIVING TRUST UAD 10/19/12 VITO S PORTERA TTEE

PATRICK R GORDON

ROBERT G PAUL